Exhibit 10.1


                     EXECUTIVE SALARY CONTINUATION AGREEMENT

      THIS AGREEMENT, made and entered into this 17th day of June, 2008, by and between American Bank of New Jersey, a savings bank organized and existing under the laws of the United States (hereinafter referred to as the "Bank"), and Fred
G. Kowal, an Executive of the Bank (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

      WHEREAS, the Executive has been and continues to be a valued Executive of the Bank, and is now serving the Bank; and

      WHEREAS, the Executive and the Bank have previously entered into an Executive Salary Continuation Agreement; and

      WHEREAS, since the execution of the original agreement, certain changes to
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), have been enacted; and

      WHEREAS, it is necessary to revise the original agreement to reflect these changes to the Code;

      ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this agreement (sometimes referred to herein as the "Executive Plan") under which the Bank will agree to make certain payments to the Executive at retirement or the Executive's beneficiary(ies) in the event of the Executive's death pursuant to this agreement;

      FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

      NOW, THEREFORE, in consideration of services to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

I.    EMPLOYMENT

      The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

II.   FRINGE BENEFITS

      The salary continuation benefits provided by this agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.

III.  NORMAL RETIREMENT AGE

      Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

IV.   RETIREMENT BENEFIT

      Provided said retirement constitutes a Separation from Service (as that phrase is defined under Section 409A of the Code and the regulations and guidance of general applicability issued thereunder (referred to herein as "Section 409A")), the Bank, commencing with the first day of the month following the later of the date the Executive actually retires or the date the Executive attains his Normal Retirement Age, shall pay Executive an annual benefit equal to forty-five percent (45%) of the Executive's average base salary (with each year's base salary determined on an annualized basis, taking into account any base salary adjustments occurring during the applicable year) based upon the average of the highest three (3) out of the last five (5) years of employment (including the year in which the Separation from Service occurs). Said benefit shall be paid in equal monthly installments (1/12 of the annual benefit) until the death of the Executive.

      Notwithstanding the foregoing, if the Executive is, as of the date of his Separation from Service, a "Specified Employee" (as defined in Section
      409A), then the retirement benefits described in this Section IV shall commence to be paid on the first day of the month that next follows the six-month anniversary of the date the Executive experiences a Separation from Service, or his death, if earlier, with the first payment including all monthly retirement benefits that would have been previously paid but for this sentence.

V.    DEATH OF THE EXECUTIVE

      In the event of the death of the Executive, this agreement shall terminate and, if applicable, the Executive's beneficiary(ies) shall be paid a death benefit under the terms of the Endorsement Method Split Dollar Agreement between the Executive and the Bank and not this agreement.

VI.   BENEFIT ACCOUNTING

      The Bank shall account for this benefit using GAAP accounting principles. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

VII.  VESTING

      For purposes of Section VIII.A, the Executive's vested interest in the benefits that are the subject of this Agreement shall be determined by multiplying the number of the Executive's "Months of Service" by 1.667 percent (not to exceed 100 percent). For purposes of the preceding sentence, the Executive shall be credited with a "Month of Service" for each calendar month period (determined from the month the Executive commenced employment with the Bank and ending on the month during which a Separation of Service occurs) during which the Executive is continuously employed by the Bank. For all other purposes under the Plan, the Executive shall be 100 percent vested in the benefits provided herein.

VIII. OTHER TERMINATION OF EMPLOYMENT AND DISABILITY

      A. Other Termination of Employment:
         -------------------------------

             Subject to Subsection VIII.A(i) hereinbelow, in the event that the employment of the Executive shall terminate prior to Normal Retirement Age, as provided in Section III, for reasons other than "disability" (as defined in Section VIII.B) or Change of Control (as defined in
         Section IX), but including by the Executive's voluntary action or by the Executive's discharge by the Bank without cause, and such termination of employment constitutes a Separation of Service (as defined in Section IV), then this agreement shall terminate upon the date of such termination of employment and the Bank shall pay to the Executive as severance compensation an amount of money equal to the accrued balance of the Executive's liability reserve account multiplied by the Executive's vested percentage determined as of his Separation From Service (as defined in Section IV). This severance compensation shall be paid in a lump sum no later than 2 1/2 months following the date of the Executive's termination of employment. Notwithstanding the foregoing, if the Executive is as of the date of Separation from Service a "Specified Employee" (as herein defined), then payment under this Article VIII shall not be paid earlier than the 183rd day following the date the Executive incurs a Separation from Service, or his death, if earlier.

          (i) Discharge for Cause: In the event the Executive shall be discharged for cause at any time, all benefits provided herein shall be forfeited. The term "for cause" shall be as defined in the Executive's Employment Agreement between the Executive and the Bank in effect at the time of said termination. If a dispute arises as to discharge "for cause," such dispute shall be resolved by arbitration as set forth in this Executive Plan.

      B. Disability:
         ----------

             In the event the Executive becomes disabled prior to his Separation from Service (as defined in Section IV), and the Executive's Separation from Service is on account of such disability, the Executive shall be entitled to receive one hundred percent (100%) of the Executive's accrued liability balance at the time of Separation from Service for said disability. Except as otherwise provided herein, said accrued liability balance at termination shall be paid to the Executive in a lump sum no later than 2 1/2 months following the date of the Executive's Separation from Service.

         Disability shall be defined in the Executive's Employment Agreement in effect at the time of his Separation from Service or, if no Employment Agreement is then in effect, then as defined in the Bank's long term disability policy in effect at the time of said disability. If neither definition exists at the time of termination and there is a dispute regarding whether the Executive is disabled, such dispute shall be resolved by a physician selected by the Bank, a physician selected by the Executive, and a third physician selected by each of the other two
         (2) physicians. Such resolution shall be binding upon all parties to this agreement.

         Notwithstanding the foregoing, if the disability that gives rise to the Executive's Separation from Service does not cause the Executive to be "disabled" within the meaning of Section 409A, and if, as of the date of such Separation from Service, the Executive is a "Specified Employee" (as defined in Section 409A), then his disability benefits payable pursuant to this Section VIII.B shall commence to be paid on the first day of the month that next follows the six-month anniversary of the date the Executive incurs a Separation from Service, or his death, if earlier.

IX.   CHANGE OF CONTROL

      Change of Control shall be as defined in the Executive's Employment Agreement between the Executive and the Bank in effect at the time of said Change of Control. Upon a Change of Control, if the Executive subsequently suffers an involuntary termination of service, except for cause, and such termination of service constitutes a Separation from Service (as defined in Section IV), or, upon a voluntary termination of service within twelve
      (12) months after such Change of Control, if any of the following events, which have not been consented to in advance by the Executive in writing, occur: (i) if the Executive would be required to move his personal residence or perform his principal executive functions more than forty
      (40) miles from the Executive's primary office as of the signing of this agreement, or (ii) if the Bank should fail to maintain Executive's base compensation in effect as of the date of the Change of Control and the existing employee benefits plans, including material, fringe and retirement plans, then the Executive shall receive the benefits in Section IV herein upon attaining Normal Retirement Age (as defined in Section
      III), as if the Executive had been continuously employed by the Bank until the Executive's Normal Retirement Age. Notwithstanding the foregoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder, when aggregated with all other payments to be made to the Executive by the Bank, shall be deemed an "excess parachute payment" in accordance with Section 280G of the code and be subject to the excise tax provided at Section 4999(a) of the Code.

      Notwithstanding the above, if the Executive is as of the date of his Separation from Service a "Specified Employee" (as herein defined), then payment under this Article IX shall not be paid earlier than the 183rd day following the date the Executive incurs a Separation from Service, or his death, if earlier, with any payments not made on account of this sentence being paid with the Executive's first payment.

X.    RESTRICTIONS ON FUNDING

      The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, his beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

      The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank. No manner of funding shall be permitted that would violate Section 409A.

      If the Bank elects to invest in a life insurance, disability or annuity policy on the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

XI.   MISCELLANEOUS

      A. Alienability and Assignment Prohibition:
         ---------------------------------------

         Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

      B. Binding Obligation of the Bank and any Successor in Interest:
         ------------------------------------------------------------

         The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this

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

         Executive  Plan.  This Executive Plan shall be binding upon the parties
         hereto,   their   successors,   beneficiaries,   heirs   and   personal
         representatives.

      C. Amendment or Revocation:
         -----------------------

         It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank. No amendment shall be permitted that would violate, or cause this agreement to violate,
         Section 409A.

      D. Gender:
         ------

         Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

      E. Effect on Other Bank Benefit Plans:
         ----------------------------------

         Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

      F. Headings:
         --------

         Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

      G. Applicable Law:
         --------------

         The validity and interpretation of this agreement shall be governed by the laws of the State of New Jersey.

      H. 12 U.S.C. ss.1828(k):
         --------------------

         Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) or any regulations promulgated thereunder.

      I. Partial Invalidity:
         ------------------

         If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

      J. Not a Contract of Employment:
         ----------------------------

         This agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate employment.

      K. Effective Date:
         --------------

         The Effective Date of this agreement shall be the date first above written.

XII.  ERISA PROVISION

      A. Named Fiduciary and Plan Administrator:
         --------------------------------------

         The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be American Bank of New Jersey. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operational responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      B. Claims Procedure and Arbitration:
         --------------------------------

         In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive's beneficiary(ies) in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, it shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan
         Administrator fail to take any action within the aforesaid sixty-day period.

         If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this agreement upon which the decision is based.

         Any controversy or claim arising out of or relating to this Executive Plan, or breach thereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The provisions of this Paragraph shall survive the expiration of this Executive Plan.

         Where a dispute arises as to the Bank's discharge of the Executive "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

XIII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

      Notwithstanding anything herein above to the contrary, the Bank is entering into this Executive Plan upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Executive Plan accordingly. Furthermore, the Board has the right to terminate or modify future accruals if so determined within the Board's business judgment whether or not this Executive Plan has a detrimental effect on the Bank. Upon any said modification or termination of the Executive Plan, any benefits accrued to the Executive's liability retirement account on the date of said modification or termination shall be paid to the Executive in a lump sum, subject to the provisions below. Upon a Change of Control (Section IX), this paragraph shall become null and void effective immediately upon said Change of Control. Notwithstanding the foregoing, no amendment shall be made to this Executive Plan that would violate, or cause the agreement to violate, Section 409A. Further notwithstanding the foregoing, the agreement may not be terminated unless all of the requirements of Section 409A regarding plan terminations are satisfied. Accordingly, unless
      Section 409A permits  otherwise,  this agreement may be terminated only if
      (a) all arrangements sponsored by the Bank and any affiliated entity (within the meaning of Section 414(b) and 414(c)) that are required to be aggregated with this agreement under Section 409A are terminated; (b) no payments other than payments that would be payable under the terms of the Executive Plan or an aggregated plan if the termination had not occurred are made within 12 months of the termination of the arrangements; (c) all payments are made within 24 months of the termination of the Executive Plan and related arrangements; and (d) the Bank does not adopt a new arrangement that would be required to be aggregated with this Executive Plan under Section 409A if the Executive participated in both arrangements, within three years of the termination of the agreement.

XIV.  CONFIDENTIAL INFORMATION

      The Executive acknowledges that during his employment he or she will learn and have access to confidential information regarding the Bank or any affiliate and its customers and businesses ("Confidential Information"). The Executive agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any such
      Confidential Information, unless or until the Bank or any affiliate consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank or any affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Bank or any affiliate. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Bank or its affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank or any affiliate. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section may result in the immediate termination of the Executive Plan within the sole discretion of the Bank, disciplinary action against the Executive taken by the Bank and other remedies that may be available in law or in equity.

In witness whereof, the parties hereto acknowledge that each has carefully read this Executive Plan and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.


                            [CONTINUED ON NEXT PAGE]

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



                                            AMERICAN BANK OF NEW JERSEY
                                            Bloomfield, New Jersey


/s/Kathleen Walsh                           By: /s/ W. George Parker
------------------------------------            --------------------
Witness
                                            Title:   Chairman



/s/Kathleen Walsh                               /s/ Fred G. Kowal
------------------------------------            --------------------
Witness                                         Fred G. Kowal